EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT



THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of September 29, 1994 by and between Exide Electronics Group, Inc, a Delaware corporation (the "Company"), and Gilbert Stuart Goodchild (the "Holder").

WHEREAS, in connection with the acquisition of G.S. Electronics Limited by MPL Powerware Systems Limited ("MPL") pursuant to an agreement dated 29 September 1994 made between MPL (1) and the Holder and others (2) (the "Agreement") under which the Company will issue to the Holder such number of shares as represent the Holder's entitlement to the Consideration Shares (as defined in the Agreement) as is determined in accordance with the terms of the Agreement (the "Registrable Shares") of common stock, par value $.01 per share, of the Company ("Common Stock"), the Company and the Holder have agreed to enter into this Agreement in order to provide, among other things, for certain registration rights concerning the sale of Registrable Shares;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       Demand Registration

(a) At any time the Company is eligible to use Form S-3 or other short form registration statement, but no earlier than 31 December 1994, upon the written request of the Holder the Company shall file a registration statement with the Securities and Exchange Commission ("SEC") within 60 days of receipt of the Holder's written request for registration with the SEC under the Securities Act of 1933 (the "1933 Act") of all or part of its Registrable Shares; provided, however, that the Company shall have no obligation to register any Registrable Shares that are eligible for sale pursuant to Rule 144(k) under the 1933 Act. Any such request by the Holder shall specify the aggregate number of Registrable Shares proposed to be sold and shall also specify the intended method of disposition thereof; provided, however, that the Holder's demand shall specify an aggregate number of Registrable Shares equal to at least half of the Registrable Shares that the Holder owns at the time the demand is made of the Company. The Company shall use its best efforts to keep the registration statement effective until the earlier of six (6) months after the date of effectiveness of the registration statement or until the Holder has sold the number of Registrable Shares for which it requested registration. The Holder shall not be entitled to make a demand pursuant to this Section 1 more than one (1) time; provided, however, that (i) if no registration statement is declared effective with respect to a demand which the Holder has made (other than because the Holder has requested that the registration statement not be declared effective) or (ii) if the registration statement does not include all of the Registrable Shares that the Holder requests to be included, that demand shall not be counted for purposes of this limit. The Company may defer filing a registration statement pursuant to this Section 1 for up to 120 days if in the reasonable judgment of the Company's board of Directors the filing of such registration statement would be detrimental to the Company. Such option of the Company's Board of Directors shall be exercised only once with respect to each request. The Company may, in its discretion, include in the registration statement shares of Common Stock to be sold by the Company or other stockholders.

2.       Registration Procedures

(a) The Company shall have no obligation to include Registrable Shares owned by the Holder in a registration statement pursuant to Section 1 hereof unless and until the Holder has furnished the Company with all information and statements about or pertaining to the Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be necessary or appropriate for the preparation of the registration statement.

(b) Whenever the Holder has requested that Registrable Shares be registered pursuant to Section 1 hereof, the Company shall, subject to the provisions of Section 1 hereof:

                  (1) prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for the Holder with copies of all such documents proposed to be filed);

                  (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective for a period of not less than six (6) months or until the Holder has completed the distribution described in such registration statement, whichever occurs first;

                  (3) furnish to the Holder the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as the Holder may reasonably request;

                  (4) use its best efforts to register or qualify such Registrable Shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as the Holder reasonably requests (and to keep such registrations and qualifications effective for a period of six months, or until the holder has completed the distribution of such Registrable Shares, whichever occurs first), and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder to consummate the disposition of such Registrable Shares in such jurisdictions; provided, however, that the Company will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this
                  Section 2(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

                  (5) promptly notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act during the period that the Company is required to keep the registration statement effective, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (6) provide a transfer agent and registrar (if the Company does not already have such an agent) for all such Registrable Shares not later than the effective date of such registration statement; and

                  (7) ensure that, if the Holder is included as a party to the underwriting agreement between the Company and such underwriters as the Company may have selected, the Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Holder's status, the Holder's Common Stock holdings, the Holder's intended method of distribution, and any other representations, warranties, and agreements of selling stockholders customarily included in an underwriting agreement.

3.       Holdback Agreement

In the event that the Company effects an underwritten public offering of any the Company's securities, the Holder agrees, if requested by the Company or the managing underwriters, not to effect any offer, sale, or transfer, including any sale pursuant to Rule 144 under the 1933 Act, of any interest in the Company's equity securities or any security convertible or exercisable for the Company equity securities (except as part of such underwritten offering) pursuant to demand made under Section 1 hereof during the 180-day period commencing with the effective date of the registration statement for such offering (or such longer or lesser period as is requested of and agreed to by other large Company stockholders or the Company management generally).

4.       Registration Expenses

(a) If, pursuant to Section 1 hereof, Registrable Shares owned by the Holder are included in a registration statement, then the Holder shall pay all transfer taxes, if any, relating to the sale of its Registrable Shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

(b) Except for the fees and expenses specified in Section 4(a) hereof and except as provided below in this Section 4(b), the Company shall pay all expenses incident to the registration and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

(c) With respect to any registration pursuant to Section 1 hereof, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

5.       Indemnity and Contribution

(a) In the event that any Registrable Shares owned by the Holder are sold by means of a registration statement pursuant to Section 1 hereof, the Company agrees to indemnify and hold harmless the Holder (referred to in this Section 5 as an "Indemnified Person") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting to, imposed upon, or incurred by the Holder, directly or indirectly (hereinafter referred to in this Section 5 in the singular as a "Claim" and in the plural as "Claims"), based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Claim is based upon, arises out of or results from information furnished to the Company by the Holder in a written document provided by the Holder for use in connection with the registration statement. The Holder agrees to indemnify and hold harmless the Company, its officers and directors, each person, if any, who controls or may control the Company within the meaning of the 1933 Act and any underwriters participating in the distribution of Registrable Shares pursuant to a registration statement (the Company, its officers and directors, and any such other persons being hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against all Claims based upon, arising out of, or resulting from any untrue statement of a material fact contained in the registration statement or any omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, to the extent that such Claim is based upon, arises out of or results from information furnished to the Company by the Holder in a written document provided by the Holder for use in connection with the registration statement. The indemnification's set forth herein shall be in addition to any liability the Company or the Holder may otherwise have to the Indemnified Persons. Promptly after actually receiving definitive notice of any Claim in respect of which an Indemnified Person may seek indemnification under this Section 5, such Indemnified Person shall submit written notice thereof to either the Company or the Holder, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the failure of the Indemnified Person so to notify the Indemnifying Person of any such Claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise, or settlement (without admitting liability of the Indemnifying Person) of any such Claim asserted, such defense, compromise, or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Persons shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise, or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. In the event that any Claim shall arise out of a transaction or cover any period or periods wherein the Company and the Holder shall each be liable hereunder for part of the liability or obligation arising therefrom, then the parties shall, each choosing its own counsel and bearing its own expenses, defend such Claim, and no settlement or compromise of such Claim may be made without the joint consent or approval of the Company and the Holder. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any Claim if such settlement is effected without the consent of such Indemnifying Person which consent shall not be unreasonably withheld).

(b) If the indemnification provided for in Section 5(a) of this Agreement is unavailable to an Indemnified Person in respect of any Claims, the Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holder, on the other hand, from the offering of the Common Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand and the Holder, on the other hand, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Holder, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds (before deducting expenses) received by the Holder. The relative fault of the Company, on the one hand, and the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6.       Transfer to Third Parties

If the Holder transfers all of its Registrable Shares to any other person or entity (the "Transferee") other than pursuant to a registration statement filed in response to demand made under Section 1 hereof or pursuant to Rule 144(k) under the 1933 Act, then, if so requested by the holder in writing, the Company shall enter into an appropriate agreement with the Transferee (or an appropriate amendment to this Agreement) which provides that the Transferee shall have the same rights and same obligations with regard to registration of the Registrable Shares and related matters as are granted to the Holder hereunder.

7.       Subsequent Registration Statement

The Company shall not cause any new registration statements (except registration statements on Forms S-8, S-4, or comparable forms) to become effective during the 90 days after the effective date of a registration statement covering Registrable Shares owned by the Holder or until the Holder has completed the distribution described in such registration statement, whichever occurs first.

8.       Warranties

The Company warrants to the Holder as follows:

(a) this Agreement constitutes a valid and binding obligation of the Company;

(b) the Registrable Shares have been duly authorised and validly issued by the Company and are fully paid, non-assessable and free for any liens, claims, charges, security interests, options or other encumbrances;

(c) the Registrable Shares are of the same class and, except only for the restrictions o transferability pursuant to the provisions of applicable securities law, are the same in every respect as those shares of the Company traded on NASDAQ Securities Trading Exchange under the symbol + UPS.

9.       Term

         This Agreement shall terminate five (5) years after the date first above written; provided, however, that the revisions of Section 5 hereof shall survive such termination.

10.      Notices

All notices, requests, demands or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, delivered by overnight express, or transmitted by telegram or telex, addressed as follows:

(i)      If to the Company:

         Exide Electronics Group, Inc
         8521 Six Forks Road
         Raleigh
         North Carolina 27615
         U.S.A.
         Attention: President

(ii)     If to the Holder:

         Hawkwell House
         Maidstone Road
         Pembury
         Tunbridge Wells
         Kent TN2 4AE


Each party may designate by notice in writing a new address to which any notice, request, demand, or other communication may thereafter be so given. Each notice, request, demand, or other communication that shall be hand delivered, mailed or telexed in the manner described above, or that shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received, or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or overnight courier or (with respect to a telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.      Severability

If fulfilment of any provision of this Agreement or performance of any transaction related thereto, at the time such fulfilment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate prospectively to invalidate any other provision in this Agreement, in whole or in part, then only the clause or provision causing the invalidity of such other clause or provision shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

12.      Miscellaneous Provisions

Each of the parties hereto shall take or cause to be taken such further actions and shall obtain such consents as may be necessary or as the other party may reasonably request, without the payment of further consideration, in order fully to effectuate the purposes, terms, and conditions of this Agreement. Neither party may assign its rights under this Agreement without the prior written consent of the other party hereto. No waiver by any party of, or consent by any party to, a variation from the requirements of any provision of this Agreement shall be effective unless made in a written instrument duly executed by or on behalf of such party, and any such waiver shall be limited solely to those rights or conditions expressly waived. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contemplated herein and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters contemplated herein, and may not be modified, deleted, or amended except by written instrument executed by the parties. This Agreement, the rights and obligations of the parties hereto, and any Claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of [Delaware] (but not including the choice of law rules thereof). To facilitate execution, this agreement may be executed in as many counterparts as may be required; it shall not be necessary that the signatures of, or on behalf of, each party appear on each counterpart; but it shall be sufficient that the signatures of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                          EXIDE ELECTRONICS GROUP, INC.

                                     By: /s/ Marty R. Kittrell
                                      Vice President, CFO and Treasurer


                                     By: /s/ Gilbert Stuart Goodchild